UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012 (September 20, 2012)

NEOGENIX ONCOLOGY, INC.

(Exact name of Registrant as Specified in its Charter)

Maryland	0-53963	16-1697150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Northern Boulevard, Suite 24	11021
Great Neck, NY	(Zip Code)
(Address of Principal Executive Offices)

(516) 482-1200

Registrant’s telephone number, including area code

15010 Broschart Road, Suite 270

Rockville, MD 20850

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On September 20, 2012, Neogenix Oncology, Inc., a Maryland corporation (the “Company”), entered into a Second Amendment to Asset Purchase Agreement (the “Second Amendment”) with Precision Biologics, Inc., a Delaware corporation (“Precision Biologics”). The Second Amendment amends the Asset Purchase Agreement dated July 23, 2012 (the “Original Purchase Agreement”), between the Company and Precision Biologics, as amended by the Amendment to Asset Purchase Agreement dated August 31, 2012, between the Company and Precision Biologics (the “First Amendment” and the Original Purchase Agreement as amended by the First Amendment and the Second Amendment, the “Purchase Agreement”), by increasing the contingent cash portion of the purchase price from $500,000 to $730,000. In addition, pursuant to the Second Amendment, Precision Biologics agreed to assume the Company’s liability to the Company’s employees with respect to accrued vacation and the Company agreed to use its best good faith efforts to obtain a termination and release agreement from each of its employees.

The foregoing summary provides only a brief description of the Second Amendment. The summary does not purport to be complete and is qualified in its entirety by the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.01      Completion of Acquisition or Disposition of Assets.

On September 24, 2012, the Company completed the sale of substantially all of its assets to Precision Biologics in a sale conducted under the supervision of the United States Bankruptcy Court for the District of Maryland (Greenbelt Division). The sale was effected pursuant to the Purchase Agreement, which is more fully described in (i) the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2012, (ii) the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2012, and (iii) Item 1.01 hereto.

In consideration for the sale of its assets, the Company received (i) an amount in cash, after all applicable credits under the Purchase Agreement, equal to $2,792,474.63, and (ii) 5,500,000 shares of the common stock, par value $.01 per share, of Precision Biologics (the “Precision Common Stock”) issued to the Company at closing and to be distributed to the Company’s shareholders on a pro rata basis, subject to each shareholder signing a Stockholders’ Agreement in the form attached as Exhibit A to the Purchase Agreement. In addition, pursuant to the Purchase Agreement, promptly following the closing, Precision Biologics will conduct a private placement under Rule 501 of Regulation D (“Regulation D”) promulgated pursuant to the Securities Act of 1933, as amended, to all of the Company’s shareholders who qualify as “accredited investors” under Regulation D, pursuant to which such shareholders will be offered the right to purchase, in the aggregate, up to 5,000,000 shares of Precision Common Stock at a price of $1.50 per share.

The foregoing description of the Purchase Agreement does not purport to be a complete description of all terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of (i) the Original Purchase Agreement, a copy of which was filed with the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2012, (ii) the First Amendment, a copy of which was filed with the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2012, and (iii) the Second Amendment, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)      Exhibits

Exhibit 2.1	Second Amendment to Asset Purchase Agreement between the Company and Precision Biologics, dated September 20, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Neogenix Oncology, Inc.

By:	/s/ Philip M. Arlen, M.D.
Philip M. Arlen, M.D.
Chief Executive Officer

Date: September 28, 2012

EXHIBIT INDEX

Exhibit 2.1	Second Amendment to Asset Purchase Agreement between the Company and Precision Biologics, dated September 20, 2012